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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                             Rowan Companies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                             ROWAN COMPANIES, INC.

                      2800 POST OAK BOULEVARD, SUITE 5450

                           HOUSTON, TEXAS 77056-6127

C. R. PALMER
CHAIRMAN OF THE BOARD

                                                  March 12, 2004

Dear Stockholder:

        We invite you to attend the Annual Meeting of Stockholders of Rowan Companies, Inc., which will be held in the Williams Auditorium located on Level 2 of the Williams Tower, 2800 Post Oak Boulevard, Houston, Texas, on Friday, April 23, 2004 at 9:00 a.m., Central Time. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.

        At the meeting, stockholders will be asked to elect four Class I Directors. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR NOMINEES FOR CLASS I DIRECTOR.

        Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

        Both your interest and participation in the affairs of the Company are appreciated.

                                                  Sincerely,

                                                  /s/ C.R. Palmer

                                                  C. R. Palmer
                                                  Chairman

Rowan Companies, Inc. 2004 Proxy Statement

--------------------------------------------------------------------------------
                 NOTICE OF ANNUAL MEETING OF ROWAN STOCKHOLDERS
--------------------------------------------------------------------------------


    DATE:         Friday, April 23, 2004

    TIME:         9:00 a.m., Central Time

    PLACE:        Williams Tower, Level 2 Auditorium
                  2800 Post Oak Boulevard
                  Houston, Texas

    PURPOSE:      - To elect four Class I Directors for three-year terms
                  - To conduct other business if properly raised

    Only stockholders of record on March 1, 2004 may vote at the meeting.

    YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED RETURN ENVELOPE AT YOUR EARLIEST CONVENIENCE.

    /S/ MARK H. HAY

    Mark H. Hay
    Secretary

    March 12, 2004

Rowan Companies, Inc. 2004 Proxy Statement

TABLE OF CONTENTS                                             PAGE
------------------------------------------------------------------

General Information.........................................    1

Election of Directors.......................................    2

Director Compensation and Attendance........................    3

Board Committees............................................    4

Director and Officer Stock Ownership........................    5

Compensation Committee Report on Executive Compensation.....    6

Audit Committee Report......................................    8

Executive Compensation Tables...............................   10

Stock Performance Graphs....................................   13

Security Ownership of Certain Beneficial Owners.............   14

Additional Information......................................   15

Audit Committee Charter.....................................  Appendix A

Rowan Companies, Inc. 2004 Proxy Statement

--------------------------------------------------------------------------------
                              GENERAL INFORMATION
--------------------------------------------------------------------------------

WHO MAY VOTE

Stockholders of Rowan Companies, Inc., as recorded in our stock register on March 1, 2004, may vote at the meeting. On that date, there were 105,724,036 shares of Rowan's common stock outstanding. Each share is entitled to one vote on the matters to be presented at the meeting.

HOW TO VOTE

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. If you are unable to attend the meeting, you must complete and return the enclosed proxy card to ensure that your shares are voted at the meeting.

HOW A PROXY WORKS

Rowan's Board of Directors is asking for your proxy. Giving us your proxy means you authorize the persons appointed as proxies to vote your shares at the meeting in the manner that you have indicated on the proxy card. You may vote for all, some or none of our director nominees. You may also abstain from voting.

If you sign and return the enclosed proxy card but do not indicate your vote, the appointed proxies will vote your shares in favor of our director nominees.

You may receive more than one proxy card depending on how you hold your shares. Shares registered in your name are covered by one card and any shares held by someone else, such as a stockbroker, may be covered by a separate card. Rowan employees receive a separate card for any shares they hold in Rowan's 401(k) plans.

HOW WE SOLICIT PROXIES

We are mailing this proxy statement and the proxy card on or about March 12, 2004. In addition to this mailing, Rowan employees may solicit your proxy personally, electronically or by telephone. Rowan will pay all costs of solicitation and has retained D. F. King & Co., Inc. to assist with the solicitation at an estimated cost of $8,000, plus reasonable expenses. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending these materials to you.

REVOKING A PROXY

You may revoke your proxy before it is voted by submitting a new proxy card with a later date, by voting in person at the meeting or by notifying Rowan's Corporate Secretary in writing before 5:00 P.M., Central Time, on the day before the meeting at the address listed under "Questions?" on page 18.

QUORUM

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares must be represented at the meeting, either by proxy or in person. You are considered present at the meeting if you attend or are represented by a valid proxy, regardless of whether your proxy card is marked as casting a vote or as abstaining or is left blank. Any shares owned by Rowan and held in treasury are not voted and do not count for this purpose.

VOTES NEEDED

The election of each nominee for Class I Director will be decided by a plurality of the votes cast.

Unless another vote is specifically required by law or by Rowan's Bylaws, any other matter to properly come before the meeting shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter.

Only votes cast for or against are counted in determining the voting outcome. Abstentions and broker non-votes are counted for quorum purposes, but not for voting purposes. Broker non-votes occur when a broker returns a proxy, but does not have the authority to vote on a particular matter.

OTHER BUSINESS

We are not aware of any other matters that are to be presented for action at the meeting. However, if any other matters properly come before the meeting, your shares will be voted in accordance with the discretion of the appointed proxies unless you indicate otherwise on your proxy card.

Rowan Companies, Inc. 2004 Proxy Statement

--------------------------------------------------------------------------------
                             ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

The Rowan Board of Directors consists of three classes:

    o   Class I currently has three directors

    o   Class II has three directors

    o   Class III has three directors

Each class of directors is elected for a three-year term, and the current terms will expire on the date of Rowan's annual meeting, in the year indicated:

    o   Class I       2004

    o   Class II      2005

    o   Class III     2006

Four Class I Directors are to be elected at this meeting. One of the current members of this Class, Hans M. Brinkhorst, who served as a Director of the Company for six years, will not stand for reelection. The Board expresses its gratitude to Mr. Brinkhorst for his many years of valuable and devoted service to the Company.

P. Dexter Peacock and Sir Graham Hearne, who have not previously served on the Board, were recommended to the Nominating and Corporate Governance Committee by the full Board of Directors. The Committee then nominated Messrs. Peacock and Hearne, along with the two remaining members of the Class, William T. Fox III and H. E. Lentz, to be the nominees for Class I director, a decision with which the full Board concurred.

Because the effect of these actions is to increase the size of Class I and the Board by one, a Board-approved amendment to the Bylaws to accomplish that purpose will become effective April 23, 2004, the date of the 2004 Annual Meeting of Stockholders.

If a director nominee becomes unavailable to serve prior to the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

   THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

--------------------------------------------------------------------------------

                               DIRECTOR NOMINEES

                                                                                              DIRECTOR
       NAME                  PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS(1)           AGE     SINCE
-------------------    ------------------------------------------------------------    ---    --------
                                   CLASS I (TERM TO EXPIRE IN 2007)

William T. Fox III     Retired in 2003; formerly Managing Director (1994-2003)         58       2001
                       responsible for the global energy and mining businesses of
                       Citigroup (corporate banking)

Sir Graham Hearne      Retired in 2002; formerly Chairman (1991-2002) and Chief        66          -
                       Executive Officer (1984-1991) of Enterprise Oil plc (oil and
                       gas production)

H. E. Lentz            Advisory Director of Lehman Brothers Inc. (investment           59       1990
                       bankers) since January 2004; Consultant to Lehman Brothers
                       Inc. (January 2003 to December 2003); Managing Director of
                       Lehman Brothers Inc. (1993 to January 2003)

P. Dexter Peacock      Of Counsel to Andrews Kurth LLP (law firm) since 1997;          62          -
                       formerly Managing Partner of Andrews Kurth

                                             (Table continued on following page)

Rowan Companies, Inc. 2004 Proxy Statement

                              CONTINUING DIRECTORS

                                                                                              DIRECTOR
       NAME                  PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS(1)           AGE     SINCE
-------------------    ------------------------------------------------------------    ---    --------
                                   CLASS II (TERM EXPIRES IN 2005)

R. G. Croyle           Vice Chairman of the Board and Chief Administrative Officer     61       1998
                       of the Company since August 1, 2002; Executive Vice
                       President of the Company from October 1993 to August 2002
                       (2)

D. F. McNease          President of the Company since August 1, 2002 and Chief         52       1998
                       Executive Officer since May 1, 2003; Executive Vice
                       President of the Company and President of its Drilling
                       Subsidiaries from April 1999 to August 2002 (2)

Lord Moynihan          Senior Partner of London-based Colin Moynihan Associates        48       1996
                       (energy advisors) since 1993; Executive Chairman (1999-2003)
                       of London-based Consort Resources Ltd. (upstream UK natural gas company); Member of the British House of Lords (May 1997 to present)

                                   CLASS III (TERM EXPIRES IN 2006)

Henry O. Boswell       Retired in 1987; formerly President (1983-1987) of Amoco        74       1988
                       Production Company (oil and gas production)

Frederick R. Lausen    Retired in 2002; formerly Vice President (1986 to May 2002)     66       2000
                       of Davis Petroleum, Inc. (oil and gas production)

C. R. Palmer           Chairman of the Board of the Company since January 1972;        69       1969
                       President of the Company from January 1972 until August
                       2002; Chief Executive Officer of the Company from January
                       1972 to May 1, 2003 (2)

--------------------------------------------------------------------------------

(1) Directorships other than those listed in the table are as follows: Mr. Peacock is a director of Cabot Oil & Gas Corporation, Mr. Lentz is a director of P&L Coal Holdings, Inc. and CARBO Ceramics Inc., and Mr. Hearne is a director of Novar plc, Braemer Seascope Group plc, Catlin Group Limited, Gallaher Group plc, N.M. Rothschild & Sons Limited and Wellstream International Limited.

(2) Information regarding the compensation of Messrs. Croyle, McNease and Palmer is disclosed in the Summary Compensation Table under "Executive Compensation Tables" on page 10.

--------------------------------------------------------------------------------
                      DIRECTOR COMPENSATION AND ATTENDANCE
--------------------------------------------------------------------------------

Rowan employees receive no additional compensation for serving as directors. Nonemployee directors receive a base fee of $30,000 annually, $750 per regular or special Board meeting attended, $500 per committee meeting attended and reimbursement for reasonable travel expenses. Directors are expected to meet their responsibilities by attending at least 75% of scheduled meetings of the Board and the committees on which they serve. The Board of Directors held six meetings in 2003 and each director attended all of such meetings. Directors are strongly encouraged to attend annual meetings of Company shareholders and each of our directors attended the last annual meeting.

Each nonemployee director may also be selected to receive a nonqualified stock option grant under the 1998 Rowan Companies, Inc. Nonemployee Directors Stock Option Plan. Eligibility and the terms and conditions of each grant are determined by the Board of Directors, with the Board generally setting the amounts granted at the median of the range in comparison to peer group companies. Options granted under the plan become 100% exercisable one year after the date of grant and expire after five or ten years. Each nonemployee director received a grant of options for 6,000 shares in 2003 at an option exercise price of $21.19 per share.

Rowan Companies, Inc. 2004 Proxy Statement

--------------------------------------------------------------------------------
                                BOARD COMMITTEES
--------------------------------------------------------------------------------

The functions performed by the committees of the Board of Directors are as follows:

THE AUDIT COMMITTEE has as its principal functions those responsibilities described in the Audit Committee Report on pages 8 and 9 and in the Audit Committee's Charter attached as Appendix A.

Committee members:  Messrs. Fox (Chairman), Boswell and Lausen

2003 meetings: four

THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE generally identifies qualified board candidates and develops and recommends to the Board of Directors the corporate governance principles applicable to the Company.

As described under "Director Nominations" on page 16, the Committee will consider for election to the Board qualified nominees recommended by stockholders. Any such stockholder recommendations must be submitted not less than 60 days prior to the anniversary date of the previous annual meeting and, in the case of a special meeting, not more than ten days following the earlier of the date of the meeting notice or the public announcement notice.

Committee members: Messrs. Lentz (Chairman), Boswell, Brinkhorst, Fox, Lausen and Moynihan

2003 meetings: six

THE COMPENSATION COMMITTEE recommends to the Board of Directors the compensation to be paid to the executive and other officers of the Company and its subsidiaries and any plan for additional compensation that it deems appropriate. In addition, the Committee administers the Company's debenture and stock option plans, having broad authority to interpret the plans and to make all determinations necessary or advisable for the administration of the plans. See the Committee's report on pages 6 and 7.

Committee members:  Messrs. Boswell (Chairman), Brinkhorst and Lentz

2003 meetings: three

THE EXECUTIVE COMMITTEE has the authority to exercise all of the powers of the Board in the management of the business and affairs of the Company, except for certain qualifications noted in the Company's Bylaws.

Committee members:  Messrs. Palmer (Chairman), Boswell, Fox, Lentz and McNease

2003 meetings: two

THE HEALTH, SAFETY AND ENVIRONMENT COMMITTEE reviews the Company's performance and policies with respect to health, safety and environmental matters and, when appropriate, makes recommendations to the full Board regarding such matters.

Committee members: Messrs. McNease (Chairman), Boswell, Croyle, Moynihan and Palmer

2003 meetings: four

Rowan Companies, Inc. 2004 Proxy Statement

--------------------------------------------------------------------------------
                      DIRECTOR AND OFFICER STOCK OWNERSHIP
--------------------------------------------------------------------------------

As of March 1, 2004, Rowan's directors and officers collectively owned 4,759,466 shares or 4.5% of the Company's outstanding common stock, including shares acquirable through April 30, 2004 by the exercise of stock options or the conversion of subordinated debentures. No continuing director, nominee or executive officer owned more than 1% of Rowan's outstanding shares, except Mr. Palmer who owned 2.3% of the common stock.

The following table sets forth the number of shares of Rowan stock owned by each director, the five most highly compensated executive officers of the Company and all directors and executive officers as a group. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to the shares shown below.

--------------------------------------------------------------------------------

                                                             SHARES AQUIRABLE WITHIN 60 DAYS(2)
                                                             ---------------------------------
                                                                         DEBENTURES (SERIES AND CONVERSION PRICE)
                                    SHARES                               ---------------------
                                 BENEFICIALLY      401(K)                SERIES III   SERIES A
             NAME                   OWNED         PLAN (1)    OPTIONS      $6.75       $29.75
-------------------------------  ------------     --------   ---------   ----------   --------
Directors:
 Henry O. Boswell                    73,600(3)                  18,000
 Hans M. Brinkhorst                   9,000                     15,000
 R. G. Croyle                        20,000                    129,636                 16,807
 William T. Fox III                   1,000                     14,000
 Frederick R. Lausen                 17,000(4)                  17,000
 H. E. Lentz                         33,200(5)                  15,000
 D. F. McNease                        1,005         7,481      183,386      81,483     16,807
 Lord Moynihan                        1,000                     18,000
 C. R. Palmer                       579,021(6)     10,359      338,944     711,111     84,034
Nominees for Director:
 Sir Graham Hearne
 P. Dexter Peacock                    3,500
Other Executive Officers:
 E. E. Thiele                        48,250         7,541       99,488     162,963     16,807
 P. L. Kelly                          2,000                     46,545                 10,084
 J. L. Buvens                         7,500                     66,586
All Directors and Executive
 Officers as a group (21 in
 number)                          1,015,494        44,897    1,405,206   1,081,483    161,345

                                  SHARES AQUIRABLE WITHIN 60 DAYS(2)
                                 -----------------------------------------
                               DEBENTURES (SERIES AND CONVERSION PRICE)
                                 -----------------------------------------     TOTAL
                                 SERIES B   SERIES C   SERIES D   SERIES E   BENEFICIAL
             NAME                 $14.06     $28.25     $32.00     $13.12    OWNERSHIP
-------------------------------  --------   --------   --------   --------   ----------
Directors:
 Henry O. Boswell                                                                91,600
 Hans M. Brinkhorst                                                              24,000
 R. G. Croyle                     35,556     35,009                             237,008
 William T. Fox III                                                              15,000
 Frederick R. Lausen                                                             34,000
 H. E. Lentz                                                                     48,200
 D. F. McNease                    35,556     35,009                             360,727
 Lord Moynihan                                                                   19,000
 C. R. Palmer                    177,777    180,000    300,000     91,006     2,472,252
Nominees for Director:
 Sir Graham Hearne
 P. Dexter Peacock                                                                3,500
Other Executive Officers:
 E. E. Thiele                     35,556     35,009                             405,614
 P. L. Kelly                                 20,000                              78,629
 J. L. Buvens                                                                    74,086
All Directors and Executive
 Officers as a group (21 in
 number)                         320,000    340,035    300,000     91,006     4,759,466

--------------------------------------------------------------------------------

(1) Reflects shares of Rowan stock allocated to participants in the Rowan Companies, Inc. Savings and Investment Plan. The Plan participants have sole voting power and limited dispositive power over such shares.

(2) Included herein are shares of Rowan stock that may be acquired through April 30, 2004 through the exercise of Nonqualified Stock Options and the conversion of Series III, Series A, Series B, Series C, Series D and Series E Floating Rate Subordinated Convertible Debentures.

(3) Includes 23,000 shares held by Dome Lake Investments, Ltd., in which Mr. Boswell and his wife hold a 59% interest in the general partner's 99% interest and a 60% interest in the limited partner's 1% interest. Mr. Boswell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Also included are 23,000 shares owned by Mr. Boswell's wife. Mr. Boswell disclaims beneficial ownership of such shares.

(4) Mr. Lausen's shares are owned jointly with his wife.

(5) Mr. Lentz's shares are owned jointly with his wife. The total includes 200 shares held in the names of Mr. Lentz's two minor children with respect to which Mr. Lentz's wife serves as custodian. Mr. Lentz disclaims beneficial ownership of such shares.

(6) Includes 33,132 shares held in a charitable foundation for which Mr. Palmer is one of three trustees. Mr. Palmer has no pecuniary interest in the shares held in such charitable foundation and disclaims beneficial ownership of such shares. Also included are 1,680 shares owned by Mr. Palmer's wife. Mr. Palmer disclaims beneficial ownership of such shares.

Rowan Companies, Inc. 2004 Proxy Statement

--------------------------------------------------------------------------------
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

COMPENSATION POLICY FOR EXECUTIVE OFFICERS

Under the supervision of the Compensation Committee (the "Committee") of the Board of Directors, Rowan has developed and implemented compensation policies and programs that seek to retain and motivate employees whose performance contributes to our goal of maximizing stockholder value in a volatile industry. In addition, these compensation policies attempt to align the executive officers' interests with those of the stockholders by providing incentive compensation related to the value of Rowan's common stock. The Committee makes compensation decisions after reviewing recommendations prepared by Rowan's Chief Executive Officer, with the assistance of other Company personnel. Rowan historically has combined salaries with stock option grants, convertible debenture offerings and selected cash bonuses to provide a compensation balance. The balance established by the Committee is designed to recognize past performance, retain key employees and encourage future performance.

In approving and establishing compensation for an executive officer, several factors are considered by the Committee. Performance criteria include individual contribution and performance, overall Rowan performance versus that of its competitors and performance of Rowan's common stock in comparison to prior levels and to the relative stock prices of its competitors. When evaluating individual performance, particular emphasis has been placed on the executive officer's ability to develop innovative ways to obtain better returns on Rowan's assets and to respond to prevailing conditions in the drilling, aviation and manufacturing industries. Emphasis is also placed upon an individual's integrity, loyalty and competence in his areas of responsibility. When evaluating the foregoing performance criteria in setting executive compensation, the Committee gives greatest weight to those factors it believes have or will contribute the most towards maximizing stockholder value and increasing Rowan's financial viability. The factors that contribute the most towards these goals vary depending on the state of the industries in which Rowan operates.

The Committee met three times during 2003. At its January 2003 meeting, the Committee deliberated over the Company's compensation policies for independent members of the Board of Directors in light of the additional efforts being required of such members to comply with the new corporate governance rules, which followed the Sarbanes-Oxley Act of 2002. The Committee took no action on this matter, except to provide that any future option grants under the Nonemployee Directors Stock Option Plan would have a ten-year life consistent with the Company's 1988 Restated Nonqualified Stock Option Plan.

At its April 2003 meeting, the Committee determined, based upon expected improvements in industry conditions and their generally positive effects on the Company's operations, and to ensure that the Company's compensation levels remained competitive relative to its peers, that each of the Named Executive Officers, except for Messrs. Palmer, McNease and Buvens, would receive a salary increase ranging from 4-11% effective May 1, 2003 and a cash bonus at least equal to the one he received in April 2002. Mr. Buvens' 2002 bonus had been increased due to his efforts in settling the Gorilla V contract dispute earlier that year. See "Chief Executive Officer Compensation" below for further discussion of Messrs. Palmer and McNease. In addition, all other Rowan officers received a salary increase ranging from 5-11% and bonuses ranging from $16,000 to $75,000.

The Committee further determined in April 2003 to grant nonqualified stock options to each of the Named Executive Officers. On April 25, 2003, nonqualified stock options were granted in varying amounts to each of the Named Executive Officers, except for Mr. Buvens, at an exercise price of $21.19 per share, the average of the high and low sales prices on that date, through April 2013. Other officers of the Company, including Mr. Buvens, received a grant of stock options with a discounted exercise price.

The primary basis for these stock option grants was to incentivize the Named Executive Officers to continue positioning the Company, in extremely competitive conditions, to be able to respond to improving market conditions. Amounts and exercise prices of previous option grants to and held by each of the Named Executive Officers were taken into account when determining the amount of new option awards.

In addition to the factors discussed above, the Committee considered Rowan's operating results and profitability, management of its assets and debts and increasing market share. Additionally, the Committee's objectives included setting salaries which are both externally competitive relative to the industry and internally equitable when considering performance and responsibility levels. Competitor comparisons for purposes of determining executive officer compensation consisted of a comparison to Rowan's principal competitors and certain additional public companies in the energy service industry. Although no specific target has been established, the Committee generally seeks to set salaries at the median to high end of the range in comparison to peer group companies. Measurement of each individual's performance is to some

Rowan Companies, Inc. 2004 Proxy Statement

extent subjective, and Rowan does not make compensation awards based on the degree to which an individual achieves predetermined objective criteria.

At its July 2003 meeting, the Committee determined to continue deferring any further changes in the Company's compensation policies for independent board members.

CHIEF EXECUTIVE OFFICER COMPENSATION

Effective May 1, 2003, Mr. Palmer retired after more than 31 years as the Company's Chief Executive Officer. During this period, Rowan's share price increased at an average compounded annual rate of 11% and its market capitalization grew from under $36 million to about $2 billion. Accordingly, the Committee determined to award Mr. Palmer cash bonuses totaling $1,375,000. To enlist his ongoing efforts as non-executive Chairman of the Board to ensure a smooth transition in Chief Executive Officer responsibilities to Mr. McNease, the Committee determined to retain Mr. Palmer in a consulting capacity for an annual retainer of $250,000 effective May 1, 2003 and to grant him a nonqualified stock option for 150,000 shares of the Company's common stock at an exercise price of $21.19 per share, the average of the high and low sales prices on the date of grant, through April 2013. The Committee also determined to accelerate the vesting schedule so that all prior nonqualified stock option grants and convertible debenture awards made to Mr. Palmer that were then outstanding became fully vested.

The Committee's determination for establishing Mr. McNease's compensation for 2003 was made at its April 2003 meeting based on several factors, including the Committee's review and assessment of Rowan's competitive position, the Company's response to market conditions and its progress to-date on the transition in management.

No specific quantitative measure of Rowan's performance was used for this purpose. Emphasis was also placed on evaluating the Company's performance versus the performance of its principal competitors as well as certain additional public companies in the energy service industry. The Committee considered Rowan's relatively strong position in the contract drilling industry, the successful design and implementation of its rig fleet expansion program and the Company's early success in the emerging "deep shelf" drilling market in the Gulf of Mexico, all of which the Committee believes have been in large part attributable to Mr. McNease's abilities and contributions.
In April 2003, the Committee's deliberations with respect to Mr. McNease's compensation focused on the aforementioned factors as well as his additional responsibilities as the Company's Chief Executive Officer. The Committee continues to believe that tying a significant portion of the chief executive officer's compensation to the interests of the stockholders is a prudent remuneration policy. Accordingly, the Committee granted to Mr. McNease on April 25, 2003, a nonqualified stock option for 300,000 shares of the Company's common stock, which is exercisable at $21.19 per share, the average of the high and low sales prices on that date, through April 2013. In addition, the Committee increased Mr. McNease's annual salary to $450,000 and awarded him a $250,000 bonus, $50,000 more than he received in the prior year.

OTHER MATTERS

At its April 2003 meeting, the Committee determined to grant to all nonemployee members of the Board of Directors, including Mr. Palmer, options for 6,000 shares of the Company's common stock at an exercise price of $21.19 per share, the average of the high and low sales prices on the date of grant, through April 2013.

The Committee has continued to discuss and consider a provision of the tax code that would generally limit Rowan's ability to deduct compensation in excess of $1 million to a particular executive. The Committee will continue to consider the deductibility of the compensation paid to its executive officers in the future.

This report has been provided by the following members of the Committee:

    Henry O. Boswell, Chairman
    Hans M. Brinkhorst
    H. E. Lentz

    Date: March 12, 2004

The foregoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Rowan Companies, Inc. 2004 Proxy Statement

--------------------------------------------------------------------------------
                             AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The Audit Committee presently consists of three nonemployee members of the Board of Directors: William T. Fox III (Chairman), Henry O. Boswell and Frederick R. Lausen. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included in this proxy statement as Appendix A. Each of the members of the Audit Committee meets the independence requirements of the New York Stock Exchange currently in effect and is financially literate as such qualifications are interpreted by the Board of Directors in its business judgment.

The Audit Committee is responsible for monitoring the integrity of the Company's consolidated financial statements, the annual audit and the independence and performance of the Company's independent auditors. The Audit Committee is directly responsible for the appointment, compensation and oversight of the public accounting firm engaged to issue an audit report on the financial statement of the Company or to perform other audit, review or attest services for the Company. Management is responsible for the Company's financial reporting process, including internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee the audit. However, the Audit Committee is not professionally engaged in the practice of accounting, auditing and evaluating auditor independence.

In this context, the Audit Committee held four meetings during fiscal year 2003. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal accounting personnel and the Company's independent auditors and to perform the responsibilities required by the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2003

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2003 with the Company's management. The Audit Committee has also discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, regarding communication with audit committees.

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board No. 1 regarding independence discussions with audit committees, and the Audit Committee has discussed with Deloitte & Touche its independence.

Based on the Audit Committee's review and discussions with management and the independent auditors, and subject to the limitations of the Audit Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

In addition, the Audit Committee approved the appointment of Deloitte & Touche LLP to conduct the audit of the Company's financial statements for fiscal year 2004.

Submitted by:

    William T. Fox III, Chairman
    Henry O. Boswell
    Frederick R. Lausen

Date: March 12, 2004

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Rowan Companies, Inc. 2004 Proxy Statement

The following table sets forth the fees paid to Deloitte & Touche LLP over the past two years. All such audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee has delegated to its Chairman the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company's independent auditors and associated fees, provided that the Chairman shall report any decisions to pre-approve such audit-related and non-audit services and fees to the full Audit Committee at its next regular meeting.

Fees paid to Deloitte & Touche LLP in 2003 and 2002 were as follows:

                                  2003            2002
--------------------------------------------------------
Audit fees                     $  630,000       $610,000
Audit-related fees                 27,945         40,370
Tax fees                          558,013         63,307
All other fees                          -              -
--------------------------------------------------------
Total                          $1,215,958       $713,677
--------------------------------------------------------

Rowan Companies, Inc. 2004 Proxy Statement

--------------------------------------------------------------------------------
                         EXECUTIVE COMPENSATION TABLES
--------------------------------------------------------------------------------

The following table sets forth the compensation of the current Chief Executive Officer, the former Chief Executive Officer and the other four most highly paid executive officers of the Company (the "Named Executive Officers") for each of the last three years.

During such period, no Named Executive Officer received any perquisites or other personal benefits having an aggregate incremental cost to Rowan in excess of the lesser of $50,000 or 10% of his total annual salary and bonus as reported in this table.

SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------
                                                                                    LONG-TERM
                                               ANNUAL COMPENSATION           COMPENSATION AWARDS (6)
NAME AND                                   ---------------------------    -----------------------------       ALL OTHER
PRINCIPAL POSITION                 YEAR    SALARY (1)        BONUSES      OPTIONS (3)    DEBENTURES (4)    COMPENSATION (5)
-------------------------------    ----    ----------       ----------    -----------    --------------    ----------------
C. R. Palmer                       2003    $  451,282(2)    $1,375,000      156,000               -            $519,378(2)
Chairman of the Board              2002     1,100,000        2,000,000      138,544               -               5,500
                                   2001     1,100,000        1,300,000            -         391,006               5,100
---------------------------------------------------------------------------------------------------------------------------
D. F. McNease                      2003       450,000          250,000      300,000               -               6,000
President and Chief                2002       335,000          200,000       50,000               -               5,500
Executive Officer                  2001       335,000          200,000      106,772               -               5,100
---------------------------------------------------------------------------------------------------------------------------
R. G. Croyle                       2003       370,000          200,000       75,000               -               6,000
Vice Chairman and Chief            2002       335,000          200,000       50,000               -               5,500
Administrative Officer             2001       335,000          200,000      106,772               -               5,100
---------------------------------------------------------------------------------------------------------------------------
E. E. Thiele                       2003       290,000          150,000       60,000               -               6,000
Senior Vice President - Finance,   2002       275,000          150,000            -               -               5,500
Administration and Treasurer       2001       275,000          100,000       88,977               -               5,078
---------------------------------------------------------------------------------------------------------------------------
P. L. Kelly                        2003       240,000           50,000       35,000               -               6,000
Senior Vice President -            2002       225,000           50,000            -               -               5,500
Special Projects                   2001       225,000           50,000       35,591               -               4,969
---------------------------------------------------------------------------------------------------------------------------
J. L. Buvens                       2003       215,000           75,000       13,400               -               6,000
Senior Vice President -            2002       200,000          125,000            -               -               5,500
Legal                              2001       195,000           75,000       28,473               -               5,100
---------------------------------------------------------------------------------------------------------------------------

(1) Unless otherwise indicated, the amount shown represents salary compensation based upon annual rates approved by the Board of Directors effective May 1 of each year.

(2) Mr. Palmer retired after more than 31 years as Chief Executive Officer of the Company effective May 1, 2003, and was succeeded by Mr. McNease. The amount shown in the Table under "Salary" represents the portion of his annual salary paid in 2003, through his retirement date. At that time, the Board of Directors approved the retention of Mr. Palmer's services in a consulting capacity for an annual retainer of $250,000, for which he received $166,667 in 2003. Upon his retirement, Mr. Palmer became eligible for benefits under Rowan's pension restoration plan, for which he received $346,711 in 2003. These amounts are shown in the Table, along with the $6,000 matching 401(k) contribution referred to in (5) below, under "All Other Compensation". The Company's pension restoration plans are discussed more fully under "Pension Plans" on page 12. See the "Compensation Committee Report on Executive Compensation" on pages 6 and 7 for more information regarding Mr. Palmer's 2003 compensation.

(3) Represents shares of Rowan common stock that may be acquired through the exercise of nonqualified stock options issued to the Named Executive Officer on April 25, 2003, as set forth under "Option Grants in Last Fiscal Year" on page 11.

(4) Represents shares of Rowan common stock that may be acquired through the conversion of Floating Rate Subordinated Convertible Debentures as follows:
    Series D offered and issued on April 26, 2001 are ultimately convertible into 300,000 shares of Rowan common stock at a conversion price of $32.00 per share and Series E offered and issued on September 20, 2001 are ultimately convertible into 91,006 shares of common stock at a conversion price of $13.12 per share. No debentures were offered or issued in 2002 or 2003. During 2003, in connection with Mr. Palmer's retirement, the Board of Directors accelerated the vesting schedule for the Series D and Series E debentures and they became fully convertible into the indicated number of shares. See "Certain Transactions" on page 15 for further information regarding Rowan's Floating Rate Subordinated Convertible Debentures.

(5) Unless otherwise indicated, the amount shown represents Rowan's matching contribution on behalf of the Named Executive Officer to the Rowan Companies, Inc. Savings and Investment Plan.

(6) None of Named Executive Officers received any restricted stock awards during the last three years.

Rowan Companies, Inc. 2004 Proxy Statement

OPTION GRANTS IN LAST FISCAL YEAR

The Rowan Companies, Inc. Restated 1988 Nonqualified Stock Option Plan, as amended, was approved at the Company's 1998 Annual Meeting of Stockholders. The table below sets forth information pertinent to the April 25, 2003 grant to the Named Executive Officers.

Except as otherwise indicated, options become exercisable or vest in 25% increments over a four-year period with the options being 100% exercisable on the fourth anniversary of the date of grant. Vesting may accelerate under certain circumstances. All such options were outstanding at March 1, 2004.

-----------------------------------------------------------------------------------------------------------------
                                                                                    POTENTIAL REALIZABLE VALUE
                           NUMBER       PERCENTAGE                                    AT ASSUMED ANNUAL RATES
                         OF SHARES       OF TOTAL                                   OF STOCK PRICE APPRECIATION
                         UNDERLYING       OPTIONS       EXERCISE                           FOR OPTION TERM
                          OPTIONS        GRANTED IN     PRICE PER    EXPIRATION    --------------------------------
NAME                      GRANTED        FISCAL 2003      SHARE         DATE             5%               10%
---------------------    ----------      -----------    ---------    ----------    --------------    --------------
C. R. Palmer                156,000 (1)      10.6%       $21.19      4-25-2013     $    2,078,899    $    5,268,339
D. F. McNease               300,000          20.4%        21.19      4-25-2013          3,997,883        10,131,421
R. G. Croyle                 75,000           5.1%        21.19      4-25-2013            999,471         2,532,855
E. E. Thiele                 60,000           4.1%        21.19      4-25-2013            799,577         2,026,284
P.L. Kelly                   35,000           2.4%        21.19      4-25-2013            466,420         1,181,999
J. L. Buvens                 13,400           0.9%         6.19      4-25-2013            379,572           653,537
All stockholders         93,639,143 (2)                   21.19 (2)                 1,247,861,171     3,162,325,210
-------------------------------------------------------------------------------------------------------------------

(1) Includes an option for 150,000 shares granted to Mr. Palmer under the Restated 1988 Plan and an option for 6,000 shares granted him under the Nonemployee Directors Stock Option Plan. The former vests in one-third increments each year and is fully exercisable on April 25, 2006. The latter becomes fully exercisable on April 25, 2004.

(2) Represents the number of outstanding shares of Rowan common stock and the average per-share market price on April 25, 2003, the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

The table below reflects the value of stock options exercised during 2003 and the value of outstanding options at year-end 2003 for each of the Named Executive Officers.

----------------------------------------------------------------------------------------------------------------------------
                                                                      NUMBER OF SHARES
                                                                   UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                        CLOSING                          OPTIONS AT               IN-THE-MONEY OPTIONS AT
                           SHARES       PRICE ON                     DECEMBER 31, 2003             DECEMBER 31, 2003 (2)
                         ACQUIRED ON    EXERCISE     VALUE      ----------------------------    ----------------------------
NAME                      EXERCISE      DATE (1)    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------    -----------    --------    --------    -----------    -------------    -----------    -------------
C. R. Palmer                5,600        $23.53     $ 58,296      282,944         156,000       $2,195,962      $  308,880
D. F. McNease              10,000         22.65      216,500       93,386         390,886          446,204       1,006,029
R. G. Croyle                    -             -            -       95,886         165,886          466,004         560,529
E. E. Thiele                6,250         20.70      123,125       71,988         104,489          348,029         314,664
P. L. Kelly                 6,250         24.91       60,375       32,794          52,797          131,505         147,660
J. L. Buvens                    -             -            -       54,236          32,637          408,285         324,174
----------------------------------------------------------------------------------------------------------------------------

(1) Based upon the last reported per-share sales price of Rowan's common stock on the New York Stock Exchange on the date of exercise.

(2) Represents the difference between the last reported per-share sales price of Rowan's common stock on the New York Stock Exchange on December 31, 2003 ($23.17) and the per-share exercise prices for in-the-money options ($4.06, $6.19, $13.12, $15.25, $18.25, $18.45, $19.63, $19.75, $21.19 and $22.00)
    times the number of underlying shares.

Rowan Companies, Inc. 2004 Proxy Statement

PENSION PLANS

All Rowan employees (including executive officers but excluding non-U.S. citizens) who have completed the requisite service are eligible to participate in one of two non-contributory, defined benefit pension plans. Benefits under the drilling and aviation employees plan generally begin at age 60 and are based upon the employee's number of years of credited service and his average annual compensation during the highest five consecutive years of his final ten years of service. Compensation includes salary but excludes discretionary bonuses. The manufacturing employees plan is substantially similar to the drilling and aviation employees plan except that benefits begin at age 65 and are subject to reduction for Social Security benefits. As of January 1, 2004, Rowan had approximately 4,200 employees eligible to participate in its pension plans.

Rowan also sponsors pension restoration plans, which essentially replace any retirement income that is lost because of Internal Revenue Code limitations on benefits payable or the compensation level on which they are based. Both pension restoration plans are unfunded and benefits thereunder are paid directly by Rowan. Currently, the plans have eight participants, including each of the Named Executive Officers.

The following table illustrates, for representative average earnings and years of credited service levels, the annual retirement benefits payable to eligible drilling and aviation employees.

PENSION PLAN TABLE (1)

------------------------------------------------------------------------------------------
                                          YEARS OF SERVICE (2)
              ----------------------------------------------------------------------------
COMPENSATION     15         20         25         30         35         40          45
------------  --------   --------   --------   --------   --------   --------   ----------
 $ 150,000    $ 39,375   $ 52,500   $ 65,625   $ 78,750   $ 91,875   $105,000   $  118,125
   200,000      52,500     70,000     87,500    105,000    122,500    140,000      157,500
   250,000      65,625     87,500    109,375    131,250    153,125    175,000      196,875
   300,000      78,750    105,000    131,250    157,500    183,750    210,000      236,250
   400,000     105,000    140,000    175,000    210,000    245,000    280,000      315,000
   500,000     131,250    175,000    218,750    262,500    306,250    350,000      393,750
   600,000     157,500    210,000    262,500    315,000    367,500    420,000      472,500
   700,000     183,750    245,000    306,250    367,500    428,750    490,000      551,250
   800,000     210,000    280,000    350,000    420,000    490,000    560,000      630,000
   900,000     236,250    315,000    393,750    472,500    551,250    630,000      708,750
  1,000,000    262,500    350,000    437,500    525,000    612,500    700,000      787,500
  1,100,000    288,750    385,000    481,250    577,500    673,750    770,000      866,250
  1,200,000    315,000    420,000    525,000    630,000    735,000    840,000      945,000
  1,300,000    341,250    455,000    568,750    682,500    796,250    910,000    1,023,750
  1,400,000    367,500    490,000    612,500    735,000    857,500    980,000    1,102,500
------------------------------------------------------------------------------------------

(1) The benefits payable under the drilling and aviation employees' pension plan as reflected in the table are not subject to reduction for Social Security benefits or other offset amounts.

(2) As of December 31, 2003, the Named Executive Officers were credited with years of service under Rowan's pension and pension restoration plans as follows:

C. R. Palmer            43
D. F. McNease           29
R. G. Croyle            30
E. E. Thiele            34
P. L. Kelly             21
J. L. Buvens            23

Rowan Companies, Inc. 2004 Proxy Statement

--------------------------------------------------------------------------------
                            STOCK PERFORMANCE GRAPHS
--------------------------------------------------------------------------------

The line graph below compares the yearly and cumulative percentage changes in each of the Company's Common Stock, the Standard & Poor's Composite 500 Stock Index, and the Dow Jones Oil Drilling, Equipment and Services Index, for the five-year period ended December 31, 2003.

--------------------------------------------------------------------------------
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
     ROWAN COMMON STOCK, S&P 500 INDEX & DOW JONES OIL DRILLING, EQUIPMENT
                          AND SERVICES INDEX (DJ OIE)
                  (Assumes $100 Invested on December 31, 1998)

                              (PERFORMANCE GRAPH)
                         Fiscal Year Ended December 31
                *Total return assumes reinvestment of dividends

--------------------------------------------------------------------------------------
                         1998       1999       2000       2001       2002       2003
--------------------------------------------------------------------------------------
 Rowan                    100        220        273        196        232        237
 S&P 500                  100        121        110         97         75         97
 DJ OIE                   100        152        226        156        143        164

--------------------------------------------------------------------------------

The previous line graph is presented pursuant to and in accordance with specific SEC rules which prescribe a five-year measurement period. Such rules also require the inclusion of a graph line reflecting a broad stock market benchmark, as reflected in the Standard & Poor's Composite 500 Index. We believe the contract drilling industry moves in very long cycles, significantly greater than five years, and that such cycles encompass extended periods of growth as well as extended periods of contraction. During much of the past eleven years, Rowan, and the industry as a whole, have generally experienced conditions more closely associated with the latter; though we anticipate industry growth in the years ahead.
Accordingly, we do not believe a five-year presentation of stockholder return is particularly relevant, but rather believe a comparison covering a longer period of time is more informative. Furthermore, we believe the breadth of the S&P 500 Index yields an unsuitable barometer for measuring stockholder return in an industry as volatile as that in which Rowan operates. The line graph comparison set forth below reflects the yearly percentage change in and cumulative total stockholder return for each of Rowan and the same Dow Jones Oil Drilling, Equipment and Services Index since the inception of the index, which commenced January 1, 1992.

--------------------------------------------------------------------------------
                     COMPARISON OF CUMULATIVE TOTAL RETURN*
      ROWAN COMMON STOCK & DOW JONES OIL DRILLING, EQUIPMENT AND SERVICES
                                 INDEX (DJ OIE)
                  (Assumes $100 Invested on December 31, 1991)
                              (PERFORMANCE GRAPH)

----------------------------------------------------------------------------------------------------------------------------------
                1991     1992     1993     1994     1995     1996     1997     1998     1999      2000     2001     2002     2003
----------------------------------------------------------------------------------------------------------------------------------
 Rowan          100      137      157      109      167      393      530      172      377       470      337      399      407
 DJ OIE         100       98      108       98      143      215      321      156      237       352      242      223      256

                 Fiscal Year Ended December 31
                *Total return assumes reinvestment of dividends

Rowan Companies, Inc. 2004 Proxy Statement

--------------------------------------------------------------------------------
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

To the knowledge of the Company, no person owned more than 5% of its outstanding shares of common stock at March 1, 2004, except as set forth in the following table.

-------------------------------------------------------------------------------------------------------------
                                         VOTING POWER           INVESTMENT POWER
                                     ---------------------   ----------------------                PERCENT OF
         NAME AND ADDRESS              SOLE       SHARED        SOLE       SHARED       TOTAL        CLASS
----------------------------------   ---------   ---------   ----------   ---------   ----------   ----------
FMR Corp.(1)                         2,352,353           -   14,100,331           -   14,100,331     14.99%
82 Devonshire Street
Boston, Massachusetts 02109

Citigroup(2)                                 -   5,620,655            -   5,620,655    5,620,655       6.0%
399 Park Avenue
New York, New York 10043
-------------------------------------------------------------------------------------------------------------

(1) From the Schedule 13G filed by FMR Corp. (FMR) with the Securities and Exchange Commission on February 17, 2004. Such Schedule 13G indicates that beneficial ownership by FMR arises in its capacity as a parent holding company and that its wholly owned subsidiaries or affiliates had beneficial holdings as follows: Fidelity Management & Research Company, an investment advisor to various investment companies, beneficially owned 11,626,678 shares; Fidelity Management Trust Company, a bank, beneficially owned 1,568,995 shares; Strategic Advisors, Inc., an investment advisor to individuals, beneficially owned 1,000 shares; and Fidelity International Limited, an investment advisor to certain non-U.S. investment companies and institutional investors, beneficially owned 903,658 shares.

(2) From the joint Schedule 13G filed by Citigroup Inc. (Citigroup) and Citigroup Global Markets Holdings Inc. (CGM) with the Securities and Exchange Commission on February 17, 2004. Such Schedule 13G indicates that beneficial ownership by Citigroup and CGM arises in their capacity as a parent holding companies and that such shares are held by subsidiaries, specifically Salomon Brothers Asset Management and Smith Barney Fund Management LLC, each of whom are investment advisors.

Rowan Companies, Inc. 2004 Proxy Statement

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

CERTAIN TRANSACTIONS

In previous years, certain officers of the Company issued promissory notes in favor of Rowan in connection with their purchases from Rowan of one or more series of Floating Rate Subordinated Convertible Debentures. The promissory notes bear interest at the same rate as the debentures, prime + .5%, and mature at various dates from 2004-2011. The promissory notes are secured by a pledge of the debentures purchased and contain provisions for set-off, effectively protecting the Company from any credit risk since the face amount of the debentures are equal to the amount of the notes. All such promissory notes pre-dated enactment of the Sarbanes-Oxley Act of 2002. The largest amounts of such promissory notes outstanding during 2003 were as follows:

C. R. Palmer                 $25,679,000(a)
E. E. Thiele                   3,089,000(a)
D. F. McNease                  2,539,001(a)
R. G. Croyle                   1,989,000(a)
C. W. Johnson                  1,674,000(a)
D. C. Eckermann                1,165,000(b)
P. L. Kelly                    1,025,000(b)

    (a) Issued in connection with both 1986 Plan and 1998 Plan debentures

    (b) Issued in connection with 1998 Plan debentures

Effective May 1, 2003, Mr. Palmer retired after more than 31 years as the Company's Chief Executive Officer. To enlist his ongoing efforts as non-executive Chairman of the Board to ensure a smooth transition in responsibilities to Mr. McNease, the Compensation Committee determined at that time to retain Mr. Palmer in a consulting capacity. Mr. Palmer's consulting agreement provides for an annual retainer of $250,000, for which he received $166,667 in 2003, and personal use of or access to Rowan's facilities, equipment and staff at his expense.

During 2003, Rowan paid Citibank, N. A., its primary lender, approximately $970,000 in interest and fees. The financial terms of such borrowings reflected market conditions prevailing at the time of their origination and were reviewed and approved by the Company's Board of Directors. Mr. William T. Fox III, a Class I Director, was a Managing Director of the parent company of Citibank until his retirement in August 2003.

During 2003, Rowan paid Andrews Kurth LLP, its general counsel, approximately $170,000 in legal fees, which the Company believes reflected market rates for services rendered. Such fees were approved by the Board of Directors. Mr. P. Dexter Peacock, a nominee for Class I Director, is Of Counsel to Andrews Kurth.

The Company's sale, in early 2004, of 11.5 million shares of common stock for $23.05 per share was solely underwritten by Lehman Brothers Inc. The underwriting agreement provided that Lehman's commission depended upon the proceeds it received upon its sale of Rowan's common stock, and such proceeds and, therefore, such commission are not known by the Company. These transactions were negotiated by the Company and approved by the Board of Directors. Mr. H. E. Lentz, a Class I Director, is currently an Advisory Director of Lehman, and served as a Consultant to Lehman from January to December 2003 and as a Managing Director of Lehman from 1993 to January 2003.

STOCKHOLDER PROPOSALS

Any stockholder who wishes to submit a proposal for presentation at the 2005 Annual Meeting of Stockholders and for inclusion in the proxy statement and proxy card must forward such proposal to the Secretary of the Company, at the address indicated on page 18, so that the Secretary receives it no later than November 12, 2004.

Other stockholder proposals submitted for consideration at Rowan's 2005 Annual Meeting (but not for inclusion in the proxy statement or proxy card) must be received by the Secretary of the Company at the address indicated on page 18 no later than February 5, 2005.

If such timely notice of a stockholder proposal is given but is not accompanied by a written statement in compliance with applicable securities laws, Rowan's appointed proxies are authorized to exercise discretionary voting authority with respect to such proposal, as described under "Other Business" on page 1 of this proxy statement, if it is presented at the 2005 Annual Meeting.

Rowan Companies, Inc. 2004 Proxy Statement

DIRECTOR NOMINATIONS

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for, among other things, the selection and recommendation to the Board of Directors of nominees for election as directors.

Shareholders may nominate candidates for election as directors if they follow the procedures and comply with the deadlines specified in our Bylaws. Shareholders may submit in writing recommendations for consideration by the Committee to Rowan's Corporate Secretary at the address listed under "Questions?" on page 18.

Recommendations should contain a detailed discussion of the qualifications of each recommended candidate and any other material information the shareholder wants the Committee to consider. The complete description of the requirements for shareholder nomination of director candidates is contained in the Bylaws.

Director nominees should have the highest professional and personal integrity, values and ethics, and must be committed to representing the interests of all shareholders of the Company. They must also have substantial experience at the policy-making level in business, government, technology, engineering, energy, finance, law or in other areas that are relevant to our business and operations. Director nominees must have sufficient time to carry out their duties effectively. They must have mature judgment developed through business experience and/or educational background and must meet criteria of independence and expertise that satisfy applicable New York Stock Exchange (NYSE) and legal regulations. Each individual nominee must have the potential to contribute to the effective functioning of the Board as a whole.

Evaluation of any shareholder recommendation is the responsibility of the Nominating and Corporate Governance Committee under its charter, which is posted on the Company's website. The Committee will evaluate a person recommended by a shareholder in the same manner as any other persons it considers, and reserves the right to request additional background and supporting information to evaluate each candidate nominated by a shareholder.

After reviewing the materials submitted by a shareholder, if the Committee believes that the person merits additional consideration, the Committee (or individual members) would interview the potential nominee and conduct appropriate reference checks. The Committee would then determine whether to recommend to the Board of Directors that the Board nominate and recommend election of that person at the next annual meeting.

The number of other public company boards on which a director may serve shall be subject to a case-by-case review by the Committee, in order to ensure that each director is able to devote sufficient time to perform his or her duties as a director.

We have not required the services of third parties to identify potential nominees, although we reserve the right to retain a search firm in the future, if necessary.

As of February 25, 2004, we had not received any recommendations from shareholders for potential director candidates.

DIRECTOR INDEPENDENCE

At least a majority of the directors of the Company must be independent directors, in accordance with the definition of "independence" under NYSE rules, and free from any relationship that in the opinion of the Board would interfere with the exercise of independent judgment as a director of the Company. All members of the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee must be independent directors.

The directors that the Board has determined to be independent include: Henry O. Boswell, Hans M. Brinkhorst, William T. Fox III, Frederick R. Lausen, H. E. Lentz and Lord Moynihan. The Board has determined that these directors meet the NYSE standards for independence and are free from any material relationships that in the opinion of the Board would interfere with their exercise of independent judgment.

Rowan Companies, Inc. 2004 Proxy Statement

Under the rules of the NYSE, the Board has adopted categorical standards to assist in making determinations of the independence of directors and nominees for director. The Board, however, considers all material relationships with each director and all facts and circumstances it deems relevant in making its independence determinations. Under these standards adopted for 2004, the Board has determined that any of the following business relationships would not on its own prevent a director from being considered by the Board to be an independent director: if the director is a consultant or advisor to, or is employed by, affiliated or associated with, a law firm, investment bank, or lender to which the Company has made payments (other than any reimbursement or repayment of principal) during any of the preceding three fiscal years that do not exceed 2% of the annual gross revenues of the other entity.

COMMUNICATIONS WITH DIRECTORS

Interested parties and shareholders may communicate with the Chairs of our Nominating and Corporate Governance, Audit, and Compensation committees or with our independent directors as a group by mail through Rowan's Corporate Secretary at the address listed under "Questions?" on page 18.

Communications to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the appropriate committee Chairman or to the identified director as soon as practicable.

DISCLOSURE OF CORPORATE GOVERNANCE GUIDELINES, CHARTERS AND ETHICS CODES

The Corporate Governance Guidelines and the charters of the Nominating and Corporate Governance, Audit and Compensation committees are available to be viewed on the Company's website, at www.rowancompanies.com. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers of the Company can also be found on the Company's website. Any waivers under these codes will be posted on the Company's website.

AUDIT COMMITTEE FINANCIAL EXPERT

The Board of Directors has determined that William T. Fox III, a Class I director and the current Audit Committee Chair, is an "audit committee financial expert", as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP has been selected as principal auditors for the Company for the year ending December 31, 2004. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Stockholders on April 23, 2004 and will be offered the opportunity to make a statement if he desires to do so. He will also be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All of Rowan's directors, executive officers and any greater than ten percent stockholders are required by Section 16(a) of the Securities Exchange Act of 1934 to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Rowan common stock and to furnish the Company with copies of such reports. Based on a review of those reports and written representations that no other reports were required, we believe that all applicable Section 16(a) filing requirements were complied with during the year ended December 31, 2003.

Rowan Companies, Inc. 2004 Proxy Statement

FORM 10-K

THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND ANY FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). ALL REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO MR. MARK H. HAY, SECRETARY OF THE COMPANY, AT THE COMPANY'S PRINCIPAL ADDRESS AS SHOWN BELOW.

QUESTIONS?

If you have any questions or need more information about the annual meeting, write to us at our principal executive offices:

         Mark H. Hay, Corporate Secretary
         Rowan Companies, Inc.
         2800 Post Oak Boulevard
         Suite 5450
         Houston, Texas 77056-6127

Rowan Companies, Inc. 2004 Proxy Statement                            Appendix A

--------------------------------------------------------------------------------
                            AUDIT COMMITTEE CHARTER
--------------------------------------------------------------------------------

I.  ORGANIZATION

The Audit Committee shall consist of three or more directors as determined by the Board of Directors, each of whom shall be free from any relationship that in the opinion of the Board would interfere with the exercise of independent judgement as a member of the Committee. Each member shall meet the independence and financial literacy requirements of the New York Stock Exchange (NYSE). One member must have accounting or related financial management expertise, as interpreted by the Board. One or more members may be designated as an Audit Committee financial expert by the Board.

If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, then in each case the Board must determine that simultaneous service on such other audit committees would not impair the effectiveness of the service of that director on the Company's Audit Committee. The Board shall disclose any such determination in the Company's annual proxy statement.

The members of the Committee shall be elected by the Board for a one-year term and may be re-elected for successive terms. One member of the Committee will be elected by the Board as Chairman and will be responsible for the scheduling of regular and special meetings and the functioning of the Committee.

II.  STATEMENT OF PURPOSE AND AUTHORITY

The Audit Committee shall assist the Board in fulfilling its oversight responsibilities to the shareholders to overview (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements, (iii) the independence, qualifications and performance of the Company's independent auditor, and (iv) the performance of the Company's internal audit function. The Committee shall prepare an Audit Committee report as required to be included in the Company's annual proxy statement under the rules of the Securities and Exchange Commission.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the public accounting firm engaged to issue an audit report on the financial statements of the Company or to perform other audit, review or attest services for the Company, and such public accounting firm shall report directly to the Audit Committee. The Audit Committee shall have the sole authority to retain special legal, accounting or other consultants to advise the Committee and to approve the fees and other retention terms of these consultants.

The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose or to otherwise carry out its duties.

III.  RESPONSIBILITIES AND PROCEDURES

In fulfilling its responsibilities to the Company's Board of Directors and shareholders, the Audit Committee will have certain responsibilities and follow certain procedures, as described below. The timing and extent of specific steps to be taken within each such procedure is fully within the discretion of the Committee. Other responsibilities and procedures of the Committee may be required from time to time by law, rules of the NYSE, the Company's bylaws or the Board of Directors.

In fulfilling its responsibilities, the Committee will:

 -- Engage the independent auditor to audit the financial statements of the Company, which firm is ultimately accountable to the Committee.

 -- Review and approve the fees and other compensation to be paid to the independent auditor.

Rowan Companies, Inc. 2004 Proxy Statement                            Appendix A

 -- Review and discuss at least annually a written statement from the independent auditor detailing any and all relationships between the auditor and the Company that bear on the independence of the auditor, as well as the internal quality control procedures of the auditor, any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

 -- Review with the independent auditor and financial managers of the Company the scope of the proposed audit for the current year.

 -- Review with management and the independent auditor the audited financial statements and quarterly financial statements and the discussions under "Management's Discussion and Analysis" to be included or incorporated by reference in the Company's annual and quarterly reports.

 -- Review significant financial reporting issues and judgements highlighted by management and the independent auditor. Inquire whether the independent auditor is satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review any major issues identified by the independent auditor regarding accounting and auditing principles and estimates, or any changes therein.

 -- Review the effects of regulatory and accounting changes, as well as off balance sheet structures, on the financial statements of the Company.

 -- Discuss the Company's earnings press releases, as well as any financial information provided to analysts and rating agencies. The Committee may address this information generally and is not required to address it in advance of each such earnings release or instance when information is to be provided.

 -- Following completion of the annual audit, review with management and the independent auditor any significant problems or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and management's response. This review should include the responsibilities, budget and staffing of the internal audit function.

 -- Review any significant disagreements identified by management and the independent auditor in connection with the preparation of the financial statements. Review any special steps adopted in light of any material control deficiencies.

 -- Review with the independent auditor and with financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of internal controls. Particular emphasis should be given to the adequacy of the internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

 -- Meet separately, periodically, with the internal auditors and with the independent auditor without members of management present. Among the items to be discussed in this meeting are the independent auditors' evaluation of the competency of the Company's financial and accounting personnel, and the level of cooperation that the independent auditor received during the course of the audit.

 -- Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, terminate the engagement of the independent auditor. This evaluation should include the review and evaluation of the lead partner of the independent auditor.

 -- Determine that rotation requirements for partners of the independent auditor have been satisfied. Consider whether there should be rotation of the audit firm itself in order to assure continuing auditor independence.

 -- Set clear hiring policies for employees or former employees of the independent auditor.

Rowan Companies, Inc. 2004 Proxy Statement                            Appendix A

 -- Review a summary of the programs and policies of the Company designed to monitor compliance with applicable laws and regulations.

 -- Periodically review the Company's Policy Statement and Conflict of Interest Guide. Review the exceptions and disclosed matters in the annual survey of employees in key positions.

 -- Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

 -- Establish procedures for reporting violations of the Company's Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers and monitoring accountability for such Codes.

 -- Review a summary of the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions.

 -- Discuss guidelines and policies with respect to risk assessment and risk management. Inquire of the chief financial officer, the internal auditor and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

 --   Oversee and review the Company's internal audit function.

 -- Discuss any exceptions identified by the independent auditor resulting from their review of the Company's quarterly reports on Form 10-Q.

 -- Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board of Directors for approval.

 --   Conduct an annual self-evaluation of the performance of the Committee.

 -- Report periodically to the full Board and review with the Board any issues regarding the quality or integrity of the Company's financial statements, the performance and independence of the independent auditors or the performance of the internal audit function.

 -- Prepare the report required to be included in the Company's annual proxy statement by the rules of the Securities and Exchange Commission.

Although the Audit Committee has certain responsibilities and powers, as set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to assure compliance with laws and regulations or the Company's Policy Statement and Conflict of Interest Guide. The Audit Committee shall be entitled to rely on management and the independent auditor in fulfilling its oversight and all other responsibilities under this charter.

ROWAN COMPANIES, INC.




                              [ ] Mark this box with an X if you have made
                                  changes to your name or address details above.


ANNUAL MEETING PROXY CARD


ELECTION OF DIRECTORS

1. The Board of Directors unanimously recommends a vote FOR the listed nominees for Class I Director.

                              FOR     WITHHOLD
                              ---     --------
01 - William T. Fox III       [ ]       [ ]

02 - Sir Graham Hearne        [ ]       [ ]

03 - H.E. Lentz               [ ]       [ ]

04 - P. Dexter Peacock        [ ]       [ ]


AUTHORIZATION OF DISCRETION BY PROXIES

2. Authorizing the proxies, in their discretion, to vote on any other matter properly coming before the meeting or any adjournment thereof.




AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please complete, sign and return this proxy promptly in the enclosed envelope. Sign exactly as the name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. When shares are held by joint tenants, both should sign. If the signature is for a corporation, please sign the full corporate name by an authorized officer. If the signature is for a partnership, please sign the full partnership name by an authorized person. If shares are registered in more than one name, all holders must sign.

Signature 1 - Please keep signature within the box        Signature 2 - Please keep signature within the box       Date (mm/dd/yyyy)
--------------------------------------------------        --------------------------------------------------       -----------------


--------------------------------------------------        --------------------------------------------------       -----------------


                                    1 U P X

PROXY - ROWAN COMPANIES, INC.

MEETING DETAILS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints C. R. Palmer and Mark H. Hay proxies, each with power to act without the other and with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of stock of Rowan Companies, Inc. ("Company") standing in the name of the undersigned with all power which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 23, 2004 or any adjournment thereof.

IF CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS INDICATED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. ALL PRIOR PROXIES ARE HEREBY REVOKED.

(Continued and to be voted, signed and dated on reverse side.)